Exhibit 99.1

EVERTEC REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

ANNOUNCES 2016 OUTLOOK

INCREASES AND EXTENDS AUTHORIZED SHARE REPURCHASE PLAN

SAN JUAN, PUERTO RICO – February 17, 2016 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Revenue grew 2% to $95.5 million

•	GAAP Net Income was $21.8 million, or $0.29 per diluted share

•	Adjusted EBITDA decreased 2% to $46.8 million

•	Adjusted diluted earnings per share of $0.44 or flat to prior year

•	$28 million returned to shareholders in share repurchases and dividends

•	Increased share repurchase plan for a total of $120 million available for future use

Full Year 2015 Highlights

•	Revenue grew 3% to $372.9 million

•	GAAP Net Income was $74.6 million, or $0.97 per diluted share

•	Adjusted EBITDA increased 2% to $185.6 million

•	Adjusted diluted earnings per share grew 2% to $1.68

•	Net cash flow from operating activities increased 14%

•	$86 million returned to shareholders in share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer, stated “In the past year with a challenging environment in Puerto Rico, we delivered on our financial goals, strengthened our management team, improved infrastructure and internal processes and made significant progress on our corporate development initiatives. I am pleased with the progress we have made so far, and we now have a focused leadership team to improve our level of execution and productivity across the Company.”

Schuessler continued, “Looking to 2016, we expect this to be an important year as we continue to make additional investments to enable the Company to expand our market reach and increase our growth potential.”

Fourth Quarter 2015 Results

Revenue. Total revenue for the quarter ended December 31, 2015 was $95.5 million, an increase of 2% compared with $93.5 million in the prior year.

Merchant Acquiring net revenue was $23.4 million, an increase of 12% compared with $20.8 million in the prior year. Revenue growth in the quarter was driven by sales volume growth as well as the addition of the FirstBank merchant contract portfolio in the quarter.

Payment Processing revenue was $27.7 million or approximately flat when compared with the prior year. Revenue in the quarter reflected an increase in transactions processed over the ATH® debit network, a reduction related to the classification of FirstBank revenues in Merchant Acquiring and reduced revenues from contracts with the Puerto Rican government.

Business Solutions revenue was $44.5 million, a decrease of 1% compared with $45.0 million in the prior year. Business Solutions revenue declined in the quarter reflecting a decrease in hardware sales and reduced item processing revenues, both of which were partially offset by additional volumes in core banking.

Adjusted EBITDA. For the quarter ended December 31, 2015, Adjusted EBITDA was $46.8 million, a decrease of 2% compared with $47.5 million in the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) decreased 190 basis points to 48.9% compared with 50.9% in the prior year. The decrease in Adjusted EBITDA margin was primarily driven by a change in revenue mix, increased bad debt expense and increased expenses related to the Company’s card issuing product initiative.

Net Income. For the quarter ended December 31, 2015, GAAP Net Income was $21.8 million, or $0.29 per diluted share, compared with $12.5 million or $0.16 per diluted share in the prior year.

For the quarter ended December 31, 2015, Adjusted Net Income was $33.1 million, a decrease of 4% compared with $34.4 million in the prior year. Adjusted Net Income per diluted share of $0.44 was unchanged from the prior year.

Net cash provided by operating activities. For the year ended December 31, 2015, net cash provided by operating activities was $160.2 million, an increase of 14% compared with $139.9 million in the prior year. The increase was primarily driven by working capital improvements.

Share Repurchase

During the three months ended December 31, 2015, the Company repurchased 1.2 million shares of common stock at an average price of $16.95 per share for a total of $20.0 million. For the full year 2015, the Company repurchased a total of 3.0 million shares of common stock at an average price of $18.24 per share for a total of $54.9 million. As of December 31, 2015, a total of $20 million remained available for future use under the Company’s share repurchase program.

EVERTEC’s Board of Directors approved an increase and extension of the Company’s current stock repurchase program. The Board has increased the repurchase authorization by $100 million and extended the expiration to December 31, 2017. A total of $120 million is currently available for future use. The Company may repurchase shares in the open market, through an accelerated share repurchase program or in privately negotiated transactions, subject to market conditions, business opportunities and other factors.

Change to Adjusted Net Income Definition

Historically, the Company deducted cash taxes paid in the period from Pre-Tax Adjusted Income to derive Adjusted Net Income and Adjusted EPS. Prospectively, the Company will deduct the GAAP tax expense applicable to Adjusted Income for purposes of calculating Adjusted Net Income and Adjusted EPS. Management believes this new measure of Adjusted Net Income provides a more accurate and comparable measure of operating performance and will use it to measure its performance.

To assist users with this change the Company has provided a retrospective quarterly reconciliation of the historical measure of Adjusted Net Income to the new measure for fiscal years 2013 through 2015 in a supplemental Schedule (Schedule 7).

2016 Outlook

The Company financial outlook for 2016 is as follows:

•	Total consolidated revenue between $373 and $380 million representing growth of 0 to 2%

•	Adjusted diluted earnings per share guidance of $1.57 to $1.64 representing a range of -2 to 2% as compared to $1.61 in 2015

•	Capital expenditures ranging between $35 and $40 million

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its Fourth quarter 2015 financial results today at 5:00 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Peter Smith, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 317-6016 or for international callers by dialing (412) 317-6016. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10079333. The replay will be available through Wednesday, February 24, 2016. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 19 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Non-GAAP Financial Measures

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, EVERTEC’s non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the EVERTEC web site, www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities, including the potential need to seek regulatory approval to consummate transactions, due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact

Kay Sharpton

(787) 773-5442

IR@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except per share data)	2015	2014	2015	2014
Revenues
Merchant Acquiring, net	$23,370	$20,791	$85,411	$79,136
Payment Processing	27,682	27,732	108,320	105,423
Business Solutions	44,481	44,961	179,153	176,570

Total revenues	95,533	93,484	372,884	361,129

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	42,577	40,736	167,857	156,517
Selling, general and administrative expenses	10,199	15,647	37,278	41,276
Depreciation and amortization	15,207	16,531	64,974	65,988

Total operating costs and expenses	67,983	72,914	270,109	263,781

Income from operations	27,550	20,570	102,775	97,348

Non-operating income (expenses)
Interest income	124	83	495	328
Interest expense	(5,852)	(6,301)	(24,266)	(26,081)
(Losses) earnings of equity method investment	(49)	235	147	1,140
Other income	876	248	2,306	2,375

Total non-operating expenses	(4,901)	(5,735)	(21,318)	(22,238)

Income before income taxes	22,649	14,835	81,457	75,110
Income tax expense	802	2,373	6,855	7,578

Net income	21,847	12,462	74,602	67,532
Other comprehensive loss, net of tax
Foreign currency translation adjustments	(1,018)	(375)	(545)	(6,948)
Loss on cash flow hedge	(515)	—	(515)	—

Total comprehensive income	$20,314	$12,087	$73,542	$60,584

Net income per common share:
Basic	$0.29	$0.16	$0.97	$0.86
Diluted	$0.29	$0.16	$0.97	$0.86

Shares used in computing net income per common share:
Basic	75,780,036	77,898,106	77,066,459	78,337,152
Diluted	75,923,316	78,057,312	77,181,123	78,891,139

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands)	December 31, 2015	December 31, 2014
Assets
Current Assets:
Cash	$28,747	$32,114
Restricted cash	11,818	5,718
Accounts receivable, net	79,339	75,810
Deferred tax asset	5,918	399
Prepaid expenses and other assets	19,431	20,565

Total current assets	145,253	134,606
Investment in equity investee	12,264	11,756
Property and equipment, net	34,128	29,535
Goodwill	368,133	368,837
Other intangible assets, net	312,059	334,584
Other long-term assets	8,794	10,917

Total assets	$880,631	$890,235

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$37,308	$26,052
Accounts payable	26,839	22,879
Unearned income	12,676	9,825
Income tax payable	1,350	1,956
Current portion of long-term debt	22,750	19,000
Short-term borrowings	17,000	23,000
Deferred tax liability, net	—	1,799

Total current liabilities	117,923	104,511
Long-term debt	625,745	647,579
Long-term deferred tax liability, net	21,915	15,674
Other long-term liabilities	2,876	2,898

Total liabilities	768,459	770,662

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 74,988,210 shares issued and outstanding at December 31, 2015 (December 31, 2013 - 77,893,144)	750	779
Additional paid-in capital	9,718	59,740
Accumulated earnings	109,286	65,576
Accumulated other comprehensive loss, net of tax	(7,582)	(6,522)

Total stockholders’ equity	112,172	119,573

Total liabilities and stockholders’ equity	$880,631	$890,235

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Year ended December 31,
(Dollar amounts in thousands)	2015	2014
Cash flows from operating activities
Net income	$74,602	$67,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,974	65,988
Amortization of debt issue costs and accretion of discount	3,329	3,094
Provision for doubtful accounts and sundry losses	2,130	1,360
Deferred tax benefit	(1,082)	(1,713)
Share-based compensation	5,204	4,587
Unrealized (gain) loss of indemnification assets	(14)	446
Loss on disposition of property and equipment and other intangibles	143	734
Earnings of equity method investment	(147)	(1,140)
Dividend received from equity method investment	—	326
(Increase) decrease in assets:
Accounts receivable, net	(4,977)	(6,608)
Prepaid expenses and other assets	(321)	(1,067)
Other long-term assets	(71)	3,365
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	14,204	(2,883)
Income tax payable	(606)	1,697
Unearned income	2,851	4,230

Total adjustments	85,617	72,416

Net cash provided by operating activities	160,219	139,948

Cash flows from investing activities
Net increase in restricted cash	(6,100)	(285)
Additions to software and purchase of customer relationship	(26,004)	(15,046)
Property and equipment acquired	(18,778)	(10,898)
Proceeds from sales of property and equipment	14	59

Net cash used in investing activities	(50,868)	(26,170)

Cash flows from financing activities
Net decrease in short-term borrowings	(6,000)	(27,000)
Repayments of short-term borrowing for purchase of equipment	(1,542)	(1,200)
Dividends paid	(30,921)	(31,359)
Statutory minimum withholding taxes paid on cashless exercises of stock options and restricted stock	(306)	(2,001)
Tax windfall benefits on exercises of stock options and vesting of restricted stocks	—	3,669
Issuance of common stock	—	543
Repurchase of common stock	(54,949)	(26,197)
Settlement of stock options	—	(1,604)
Repayment and repurchase of long-term debt	(19,000)	(19,000)

Net cash used in financing activities	(112,718)	(104,149)

Net (decrease) increase in cash	(3,367)	9,629
Cash at beginning of the period	32,114	22,485

Cash at end of the period	$28,747	$32,114

EVERTEC, Inc.

Schedule 4: Unaudited Income from Operations by Segment

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands)	2015	2014	2015	2014
Segment income from operations

Merchant Acquiring, net	$9,041	$8,648	$36,452	$34,348
Payment Processing	14,585	15,144	55,413	59,882
Business Solutions	11,803	11,355	49,644	47,587

Total segment income from operations	35,429	35,147	141,509	141,817
Merger related depreciation and amortization and other unallocated expenses (1)	(7,879)	(14,577)	(38,734)	(44,469)

Income from operations	$27,550	$20,570	$102,775	$97,348

(1)	Primarily represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.

EVERTEC, Inc.

Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except per share data)	2015	2014	2015	2014

Net income	$21,847	$12,462	$74,602	$67,532
Income tax expense (benefit)	802	2,373	6,855	7,578
Interest expense, net	5,728	6,218	23,771	25,753
Depreciation and amortization	15,207	16,531	64,974	65,988

EBITDA	43,584	37,584	170,202	166,851

Software maintenance reimbursement and other costs(1)	494	479	1,902	2,248
Equity income (2)	49	(236)	(147)	(815)
Compensation and benefits (3)	2,302	4,579	12,237	6,152
Transaction, refinancing and other non-recurring fees (4)	324	5,145	1,316	7,930
Purchase accounting (5)	—	(13)	82	446

Adjusted EBITDA	46,753	47,538	185,592	182,812

Operating depreciation and amortization (6)	(7,634)	(7,416)	(29,301)	(29,518)
Cash interest expense, net (7)	(4,942)	(5,440)	(20,665)	(22,351)
Cash income taxes (8)	(1,082)	(273)	(5,682)	(976)

Adjusted Net Income	$33,095	$34,409	$129,944	$129,967

Adjusted net income per common share:
Basic	$0.44	$0.44	$1.69	$1.66
Diluted	$0.44	$0.44	$1.68	$1.65

Shares used in computing adjusted net income per common share:
Basic	75,780,036	77,898,106	77,066,459	78,337,152
Diluted	75,923,316	78,057,312	77,181,123	78,891,139

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Represents non-cash equity based compensation expense of $1.5 million and $5.3 million for the quarter and year ended December 31, 2015 and severance payments of $0.2 million and $6.4 million for the quarter and year ended December 31, 2015. For 2014, primarily represents non-cash equity based compensation.
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents cash taxes paid for each period presented.

EVERTEC, Inc.

Schedule 6: Reconciliation of Adjusted Net Income to GAAP Net Income

	Quarter ended December 31,
(Dollar amounts in thousands, except per share data)	2015				2014
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenues	$95,533			$95,533	$93,484			$93,484

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	42,577	(1,661	) (1),(3)	40,916	40,736	(1,655	) (1),(3)	39,081
Selling, general and administrative expenses	10,199	(1,457	) (3),(4),(5)	8,742	15,647	(8,535	) (3),(4),(5)	7,112
Depreciation and amortization	15,207	(7,573	) (6)	7,634	16,531	(9,115	) (6)	7,416

Total operating costs and expenses	67,983			57,292	72,914			53,609

Income from operations	27,550			38,241	20,570			39,875

Non-operating income (expenses)
Interest income	124	(136	) (7)	—	83	(83	) (7)	—
Interest expense	(5,852)	922	(7)	(4,930)	(6,301)	861	(7)	(5,440)
Earnings of equity method investment	(49)	49	(2)	—	235	(235	) (2)	—
Other income	876			876	248			248

Total non-operating expenses	(4,901)			(4,054)	(5,735)			(5,192)

Income before income taxes	22,649			34,187	14,835			34,683
Income tax expense	802	280	(8)	1,082	2,373	(2,100	) (8)	273

Net income	21,847			33,104	12,462			34,410

Net income per common share:
Basic	$0.29			$0.44	$0.16			$0.44
Diluted	$0.29			$0.44	$0.16			$0.44

Shares used in computing net income per common share:
Basic	75,780,036				77,898,106
Diluted	75,923,316				78,057,312

	Year ended December 31,
(Dollar amounts in thousands, except per share data)	2015				2014
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenues
Total revenues	$372,884			$372,884	$361,129			$361,129

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	167,857	(8,670	) (1),(3)	159,187	156,517	(5,089	) (1),(3)	151,428
Selling, general and administrative expenses	37,278	(6,867	) (3),(4),(5)	30,411	41,276	(11,687	) (3),(4),(5)	29,589
Depreciation and amortization	64,974	(35,673	) (6)	29,301	65,988	(36,470	) (6)	29,518

Total operating costs and expenses	270,109			218,899	263,781			210,535

Income from operations	102,775			153,985	97,348			150,594

Non-operating income (expenses)
Interest income	507	(507	) (7)	—	328	(328	) (7)	—
Interest expense	(24,278)	3,613	(7)	(20,665)	(26,081)	3,730	(7)	(22,351)
Earnings of equity method investment	147	(147	) (2)	—	1,140	(815	) (2)	325
Other income	2,306			2,306	2,375			2,375

Total non-operating expenses	(21,318)			(18,359)	(22,238)			(19,651)

Income before income taxes	81,457			135,626	75,110			130,943
Income tax expense	6,855	(1,173	) (8)	5,682	7,578	(6,602	) (8)	976

Net income	74,602			129,944	67,532			129,967

Net income per common share:
Basic	$0.97			$1.69	$0.86			$1.66
Diluted	$0.97			$1.68	$0.86			$1.65

Shares used in computing net income per common share:
Basic	77,066,459				78,337,152
Diluted	77,181,123				78,891,139

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Represents non-cash equity based compensation expense of $1.5 million and $5.3 million for the quarter and year ended December 31, 2015 and severance payments of $0.2 million and $6.4 million for the quarter and year ended December 31, 2015. For 2014, primarily represents non-cash equity based compensation.
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents cash taxes paid for each period presented.

EVERTEC, Inc.

Schedule 7: Reconciliation of new measure for Adjusted Net Income and Adjusted EPS

(in thousands)	2015
	Q1	Q2	Q3	Q4	Full Year
Adjusted net income - updated
Adjusted Net income, as historically reported	$30,255	$34,227	$32,366	$33,096	$129,944
Add Back:
Cash Income Taxes	2,620	981	999	1,082	5,682

Adjusted Pre-Tax Income	32,875	35,208	33,365	34,178	135,626
Income Tax expense (1) - updated	3,465	3,334	3,725	1,210	11,734

Adjusted net Income - updated	$29,410	$31,874	$29,640	$32,968	$123,891

Applicable GAAP Tax Rate	10.5%	9.5%	11.2%	3.5%	8.6%

Adjusted EPS - diluted, updated	$0.38	$0.41	$0.38	$0.43	$1.61

Adjusted EPS as historically reported	$0.39	$0.44	$0.42	$0.44	$1.68

	2014
	Q1	Q2	Q3	Q4	Full Year
Adjusted net income - updated
Adjusted Net income, as historically reported	$31,986	$32,185	$31,387	$34,409	$129,967
Add Back:
Cash Income Taxes	—	402	300	274	976

Adjusted Pre-Tax Income	31,986	32,587	31,687	34,683	130,943
Income Tax expense (1) - updated	3,394	3,240	1,700	5,548	13,881

Adjusted net Income - updated	$28,592	$29,347	$29,990	$29,132	$117,062

Applicable GAAP Tax Rate	10.6%	9.9%	5.4%	16.0%	10.6%

Adjusted EPS - diluted, updated	$0.36	$0.37	$0.38	$0.37	$1.48

Adjusted EPS as historically reported	$0.40	$0.41	$0.40	$0.44	$1.65

	2013
	Q1	Q2	Q3	Q4	Full Year
Adjusted net income - updated
Adjusted Net income, as historically reported	$27,488	$28,874	$29,543	$35,370	$121,275
Add Back:
Cash Income Taxes	697	969	373	299	2,338

Adjusted Pre-Tax Income	28,185	29,843	29,916	35,669	123,613
Income Tax expense (1) - updated	260	2,138	2,514	2,657	7,570

Adjusted net Income - updated	$27,924	$27,699	$27,400	$33,012	$116,035

Applicable GAAP Tax Rate	0.9%	7.2%	8.4%	7.4%	6.1%

Adjusted EPS - diluted, updated	$0.36	$0.33	$0.33	$0.40	$1.42

Adjusted EPS as historically reported	$0.36	$0.35	$0.36	$0.43	$1.49

(1)	Income tax expense reflects GAAP tax rate as applied adjusted pre-tax income.